CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated April 4, 2022, relating to the financial statements of EnergieInvesting.com, Inc. as of December 31, 2021 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

April 4, 2022